                                                                 EXHIBIT 1.1

                          CANYON RESOURCES CORPORATION

                        3,400,000 Shares of Common Stock

                               PURCHASE AGREEMENT



                                                                    June 5, 1997


NATWEST SECURITIES LIMITED
135 Bishopsgate
London EC2M 3XT
England

Dear Sirs:

         Canyon Resources Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Purchaser") 3,400,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"). The Company has also agreed to issue to the Purchaser the Warrants (as hereinafter defined) to purchase up to 278,182 shares of Common Stock, as set forth in the warrant agreement executed simultaneously with this Agreement (the "Warrant Agreement").

         1.      Representations and Warranties.

                 (a) The Company represents and warrants to, and agrees with, the Purchaser that:

                 (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has filed a registration statement on such Form (Registration No. 333-18449) which has become effective, for the registration of the Common Stock under the Act and the Rules and Regulations. Such registration statement, as declared effective and each amendment thereto declared effective through the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) of the Rules and Regulations and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 of the Rules and Regulations a supplement to the form of prospectus included in such registration statement relating to the Shares, and describing the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the plan of distribution of the Shares and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such
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         registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, and the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                 (ii) As of each of the following dates or times: (1) the date hereof, (2) when the Final Prospectus is first filed pursuant to Rule 424 of the Rules and Regulations, (3) when, prior to the Closing Date (as hereinafter defined), the Registration Statement or any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), (4) when any supplement to the Final Prospectus is filed with the Commission, and (5) at the Closing Date, (i) the Registration Statement as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations under the Exchange Act, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to


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         the Purchaser furnished in writing to the Company by or on behalf of the Purchaser specifically for use in connection with the preparation of the Registration Statement and/or the Final Prospectus.

                 (iii) The consolidated financial statements and schedules of the Company and its Subsidiaries (as defined herein) incorporated by reference into the Registration Statement and the Final Prospectus fairly present the financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates and periods therein specified (subject to, in the case of interim financial statements, normal year end adjustments). Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. The selected financial data set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 fairly present, on the basis stated in such reports, the information included therein (subject to, in the case of such Form 10-Q, normal year end adjustments). Coopers & Lybrand L.L.P., who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Company and its Subsidiaries, as required by the Act and the Rules and Regulations.

                 (iv) The Company and its Subsidiaries maintain a system of internal accounting control sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorization, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (y) access to assets is permitted only in accordance with management's general or specific authorization, and (z) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (v) The Company has an authorized capitalization as set forth in the Final Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable, and are not and will not be subject to any preemptive or other rights to subscribe for or purchase securities; the holders thereof will not be subject to any liability solely as such holders; and the certificates





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         representing the Shares will be in due and proper form as previously authorized by the Company. The Warrant Shares have been validly authorized and reserved for issuance upon exercise of the Warrants and, when issued in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights. No person or entity is entitled to have any securities registered under the Registration Statement. The shares of capital stock of the Company conform to the description thereof in the Final Prospectus.

                 (vi) The Company has full corporate power and authority to enter into this Agreement and the Warrant Agreement and to consummate the transactions provided for herein and therein. This Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal or state securities laws and the public policy underlying such laws).

                 (vii) The Shares have been approved for listing on the American Stock Exchange, subject only to notice of issuance, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

                 (viii) The Company is a Delaware corporation in good standing under the laws of the State of Delaware. The Company's subsidiaries are listed in Exhibit 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Subsidiaries"). Each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization; and each of the Company and its Subsidiaries is duly qualified to transact business as a foreign organization and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material liability or disability to the Company and its Subsidiaries, taken as a whole.

                 (ix) The Company and each of its Subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as





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         described in the Registration Statement and the Final Prospectus;
         except as set forth on Schedule I hereto, all the outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of any security interests, liens, encumbrances, equities or claims.

                 (x) No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus and are not described therein and, to the Company's knowledge, no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

                 (xi) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries, taken as a whole.

                 (xii) The issuance, offering and sale of the Shares, the Warrants and the Warrant Shares by the Company pursuant to this Agreement and the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws or
         (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its Subsidiaries.





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                 (xiii) The Company is not an "investment company" or an
         "affiliated person" or "promoter" of, or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or subject to regulation under the 1940 Act.

                 (xiv) Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 (xv) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its Subsidiaries which would require disclosure in the Registration Statement and the Final Prospectus and which has not been disclosed therein.

                 (xvi) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Purchaser is or will be, when made, inaccurate, untrue or incorrect in any material respect, unless such statement, representation, warranty or covenant is qualified as to materiality, in which case it is not or will not be, when made, inaccurate, untrue or incorrect.

                 (xvii) The Company and each of its Subsidiaries have a generally satisfactory employer-employee relationship with their respective employees and are in compliance with all federal, state, local, and, where applicable, foreign, laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or on the business affairs, position, prospects, value, operation, properties, business or results of operation of the Company and its Subsidiaries taken as a whole whether or not arising in the ordinary course of business (a "Material Adverse Effect"). To the Company's knowledge, there are no pending investigations involving the Company or any of its Subsidiaries by the United States Department of Labor or any other governmental agency





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
         responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the Company's knowledge, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries, and no such strike, picketing, boycott, dispute, slowdown or stoppage has ever occurred. No representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its Subsidiaries. There are no expired or existing collective bargaining agreements of the Company or any of its Subsidiaries.

                 (xviii) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds of the Company or any Subsidiary in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement or the Final Prospectus.

                 (xix) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company has no reason to believe that it and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires.

                 (xx) The business, operations and facilities of the Company and its Subsidiaries have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state or political subdivision thereof, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and





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         none of the Company or any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources), which violation would have, or could reasonably be expected to have, a Material Adverse Effect. The intended use and occupancy of each of the facilities owned or operated by the Company or any of its Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations and there is no pending or, to the knowledge of the Company, threatened condemnation, zoning change, environmental or other similar proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on, or access to such facilities except as described in the Final Prospectus.

                 (xxi) The Company and each of its Subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of personal property and fee real property stated in the Registration Statement and the Final Prospectus (including the financial statements included or incorporated by reference therein) to be owned or leased by them, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions on equity of any kind whatsoever, other than (i) those referred to in the Registration Statement and the Final Prospectus (including such financial statements), (ii) liens for taxes not yet due and payable, (iii) mechanics, materialmen, warehouse and other statutory liens arising in the ordinary course of business which, either individually or in the aggregate, do not have a Material Adverse Effect, and (iv) a lien in favor of Caterpillar Financial Services on certain machinery and equipment owned by the Company or one or more of its Subsidiaries.

                 (xxii) The Company and each of its Subsidiaries have record possessory title to, or valid and enforceable leasehold estates in, all unpatented mining claims and millsites stated in the Registration Statement and the Final Prospectus (including the financial statements included or incorporated by reference therein) to be owned or leased by them, free and clear (subject to the paramount title of the United States) of all liens, charges, encumbrances, pledges, security interests, title defects of record or known to the Company and its Subsidiaries, or conflicting prior unpatented mining claims except where overlaps have occurred to preserve parallel endlines for lode claims and to avoid gaps in claim patterns; location notices and certificates for such claims were properly recorded and filed with appropriate governmental agencies; all assessment work or annual labor,





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         location fees, mining claim rental and maintenance fees required to hold the unpatented mining claims through the assessment year ending September 1, 1997 have been properly and timely performed or paid; and all assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; provided that, given the nature of unpatented mining claims and millsites, the Company and its Subsidiaries make no representation or warranty that, under standards of adjudication which may be applied in evaluating locations under the General Mining Law of 1872, as amended, the unpatented mining claims contain a discovery of valuable mineral or that any of the unpatented millsites are nonmineral in character or are being used and occupied for mining and milling purposes.

                 (xxiii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent due and payable.

                 (xxiv) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                 (xxv) The Company has dealt with no broker, finder, commission agent or other person in connection with the sale of the Shares and the transactions contemplated by this Agreement and the Final Prospectus, other than the Purchaser, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than the commission to the Purchaser contemplated hereby.

                 (xxvi) With respect to the offer or sale of the Common Stock, neither the Company nor any of its representatives (which, for purposes of this clause (xxvi), shall not be deemed to include the Purchaser) has engaged, or will engage,





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         in any form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising (provided that any press release issued by the Company to disclose the effectiveness of the Registration Statement or being issued by the Company solely to disclose the transactions contemplated herein shall not be deemed to constitute a general solicitation).

                 (b) (i) The Purchaser represents and agrees that (x) it has not offered or sold and will not offer or sell in the United Kingdom by means of any document, any Common Stock except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (y) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom, and (z) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                          (ii) The Purchaser represents and agrees that, as part of the distribution of the Shares, it will not offer or sell through a general solicitation any Shares within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, provided that the Shares may be offered to a limited number of institutional investors, all of whom are "accredited investors" as defined in the Act, through the intermediation of one or more affiliates of the Purchaser acting on behalf of such investors.

         2.      Purchase and Sale.

                 (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell the Shares to the Purchaser, and the Purchaser agrees to purchase the Shares from the Company at a purchase price of $2.7450 per share.





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                 (b)      As of the Closing Date, the Company will issue and
sell to the Purchaser or, at the Purchaser's direction, to its bona fide officers, for a total purchase price of $100, warrants entitling the holders to purchase 278,182 shares of Common Stock at $4.05 per share (the "Warrants") for a period of two years commencing one year after the date of the Warrant Agreement. The Warrants include the terms set forth in the Warrant Agreement. The Purchaser may designate that the Warrants be issued to its bona fide officers only if it determines that such issuances would not violate the interpretations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements. No sale, transfer, assignment or hypothecation of the Warrants shall be made for a period of one year from the date of the Warrant Agreement and thereafter only to directors and bona fide officers of the Purchaser or its affiliates. The holders of the Warrants will be entitled to the registration rights set forth in the Warrant Agreement.

                 (c) The Company and the Purchaser agree that the Purchaser will reoffer the Shares purchased by it hereunder solely to persons whom it reasonably believes to be institutional "accredited investors", as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Act.

         3. Delivery and Payment. Delivery of and payment for the Shares and the Warrants shall be made at the office of Stroock & Stroock & Lavan LLP, counsel to the Purchaser, 180 Maiden Lane, New York, New York, on June 11, 1997, which date and time may be postponed by agreement between the Purchaser and the Company (such date and time of delivery and payment for the Shares being herein called the "Closing Date"). Delivery of the Shares shall be made to the Purchaser against payment by the Purchaser of the purchase price by wire transfer or by certified or official bank checks payable in Clearing House funds to the order of the Company.

         Certificates evidencing the Shares shall be in definitive form, registered in such names and in such denominations as the Purchaser may request not less than three full business days in advance of the Closing Date.

         The Company agrees to have the Shares available for inspection, checking and packaging by the Purchaser in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

         4. Agreements. The Company covenants and agrees with the Purchaser that:

                 (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Purchaser with a copy for its review prior to





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
         filing and will not file any such proposed amendment or supplement to which the Purchaser reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations promulgated by the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Final Prospectus, provided, that the Purchaser shall be obligated for any expenses thereof after nine months from the date hereof. The Company will advise the Purchaser promptly when the Final Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424. If at any time prior to the termination of the offering of the Shares contemplated hereby, the Company will advise the Purchaser promptly (i) when any amendment to the Registration Statement relating to the Shares shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening (provided the Company has actual knowledge of any such threat) of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening (provided the Company has actual knowledge of any such threat) of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of subparagraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                 (c) The Company will make generally available to its security holders and to the Purchaser as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                 (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Purchaser or dealer may be required by the Act or the Rules and Regulations, as many copies of the Final Prospectus and any amendments thereof and supplements thereto as the Purchaser may reasonably request.

                 (e) The Company will use its reasonable efforts to arrange for the qualification of the Shares for offer and sale under the laws of such United States jurisdictions as the Purchaser may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or to taxation as a foreign corporation doing business in such jurisdiction where it is not now so subject.

                 (f) The Company and its executive officers and directors will not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, distribute or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock, for a period of 90 days after the date hereof, except for (i) the issuance of options pursuant to the Company's Incentive Stock Option Plan and options pursuant to its Non-Qualified Stock Option Plan, (ii) the Shares to be issued and sold by the Company pursuant hereto, (iii) the issuance of up to 3,400,000 shares of Common Stock as consideration in connection with investments in, acquisitions of, or mergers or combinations with other companies,
         (iv) the sale by executive officers and directors of up to an aggregate of 1,000,000 shares of Common Stock, and (v) the issuance of shares of Common Stock pursuant to outstanding warrants and options.

         5. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

                 (b) The Company shall have furnished to the Purchaser the opinion of Parcel, Mauro, Hultin & Spaanstra, P.C., counsel for the Company, dated the Closing Date, substantially to the effect of subparagraphs (i) through (x) below:

                          (i) the Company has been duly incorporated and is
                 validly existing and in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material liability or disability to the Company and its subsidiaries, taken as a whole;

                          (ii) each of the domestic Subsidiaries has been duly
                 incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its properties and conduct its business and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material liability or disability to the Company and its Subsidiaries, taken as a whole. All the outstanding shares of capital stock of each of the domestic Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as set forth on Schedule I hereto, to such counsel's knowledge, all outstanding shares of capital stock of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of any perfected security interest;

                          (iii) the capital stock of the Company conforms in
                 all material respects to the description thereof contained in the Final Prospectus;

                          (iv) the authorization for the listing of the Shares on the American Stock Exchange has been given, subject to notice of issuance and evidence of satisfactory distribution;

                          (v) to the knowledge of such counsel, (a) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and (b) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                          (vi) the Registration Statement has been declared effective under the Act; to the knowledge of such counsel (based on telephonic confirmation with the Commission staff), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission or, to the knowledge of such counsel (based on telephonic confirmation with the Commission staff) threatened by the Commission; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the rules and regulations of the Commission promulgated thereunder, the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act;

                          (vii) this Agreement and the Warrant Agreement have
                 been duly authorized, executed and delivered by the Company;

                          (viii) no consent, approval, authorization or order
                 of any Colorado, Delaware or federal court or governmental agency or body is required for the execution and delivery of this Agreement or the Warrant Agreement, the issuance and sale of the Shares and the Warrants by the Company under this Agreement and the issuance of the Warrant Shares under the Warrant Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Purchaser and such other approvals (specified in such opinion) as have been obtained;

                          (ix) neither the issuance nor the sale of the Shares,
                 the Warrants or the Warrant Shares will conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or Bylaws, as amended, of the Company, or, to the knowledge of such counsel, the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or any order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries; and

                          (x) the Company has an authorized capitalization as
                 set forth in the Final Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable, and are not and will not be subject to any preemptive or other rights to subscribe for or purchase securities; the holders thereof will not be subject to any liability solely as such holders; and the certificates representing the Shares will be in due and proper form as previously authorized by the Company. The Warrant Shares have been validly authorized and reserved for issuance upon exercise of the Warrants and, when issued in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights. To such counsel's knowledge, no person or entity is entitled to have any securities registered under the Registration Statement.

                 Such counsel shall also furnish to the Purchaser at the Closing Date updated title opinions addressed to the Purchaser (updated through June 8, 1997), updating such counsel's title opinions addressed to Banque Paribas dated November 3, 1995, as previously updated December 27, 1995.

                 In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Final Prospectus, such counsel has participated in conferences with officers and representatives of the Company, with the Purchaser and its counsel and with the Company's independent public accountants, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed and (without taking any further action to verify independently the statements made in the Registration Statement and the Final Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it was declared effective and as of the Closing Date or the Final Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial or statistical data included in the Registration Statement or the Final Prospectus).

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Colorado, the State of Delaware, the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Purchaser; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its Subsidiaries and public officials.

                 (c) The Purchaser shall have received from Stroock & Stroock & Lavan LLP, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Final Prospectus and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                 (d) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the President or a Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

                          (i) the representations and warranties of the Company
                 contained in Section 1 of this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of
                 the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

                          (iii) none of the Registration Statement, the Final
                 Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                          (iv) subsequent to the respective dates of the
                 Registration Statement and the Final Prospectus: neither the Company nor any of its Subsidiaries have incurred up to and including the Closing Date, other than in the ordinary course of their respective businesses, any material liabilities or obligations, direct or contingent; the Company has not paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of its Subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any material change in the capital stock or long-term debt or any material increase in the short-term borrowings of the Company or any of its Subsidiaries; neither the Company nor any of its Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation that is pending or, to the knowledge of such officers, threatened against the Company or any of its Subsidiaries that is required to be set forth in an amended or supplemented Prospectus that has not been set forth; and there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been set forth.

                 (e) At the Closing Date, Coopers & Lybrand L.L.P. ("Coopers") shall have furnished to the Purchaser a letter or letters (which may refer to letters previously delivered to the Purchaser), dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser, confirming that they are independent accountants within the meaning of the Act and the Rules and Regulations, and with respect to the financial and other statistical and numerical information contained in the Registration Statement. In addition, at the time this Agreement is executed, Coopers shall have furnished to the Purchaser a letter or letters, dated the date of this Agreement, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in this subparagraph (e).

                 (f) Subsequent to the respective dates of the Registration Statement and the Final Prospectus, there shall not have been any material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                 (g) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         6. Expenses. (a) The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including, without limitation, all costs and expenses incident to (i) the printing or other production of all documents with respect to the transactions, including any costs of printing the Registration Statement, the Basic Prospectus and the Final Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda,
(ii) all arrangements relating to the delivery to the Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Purchaser of any certificates evidencing the Shares, including transfer agent's and registrar's fees, (v) the qualification of the Shares under state securities and blue sky laws, including filing fees and the reasonable fees and disbursements of counsel for the Purchaser relating thereto, (vi) the filing fees of the Commission and the NASD relating to the Shares, (vii) the listing of the Shares on the American Stock Exchange and (viii) meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Purchaser to be paid for by the Purchaser).

                 (b) Whether or not the transactions contemplated by this Agreement are consummated or if this Agreement shall be terminated by the Company (other than a breach by the Purchaser) pursuant to any of the provisions hereof, the Company will reimburse the Purchaser for all of its accountable out-of-pocket fees and expenses (including the reasonable fees, disbursements and other charges of its counsel up to $100,000) incurred by it in connection herewith.

         7.      Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless the Purchaser and each of its partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, who controls the Purchaser or any of such affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Purchaser or any of such indemnified persons may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in (A) the registration statement originally filed with respect to the Shares or any amendment thereto, the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application") or (ii) the omission or alleged omission to state in such registration statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use in connection with the preparation thereof, (ii) such indemnity with respect to the Basic Prospectus shall not inure to the benefit of the Purchaser (or any such indemnified person) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented), unless such failure was the result of noncompliance by the Company with Section 4(b) hereof, and (iii) such indemnity shall not cover any such loss, claim, damage or liability which is held in a final judgment of a court to have arisen out of the gross negligence or willful misconduct of the Purchaser. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) The Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity in subsections (i) and (ii) from the Company to the Purchaser, but only with reference to written information relating to the Purchaser furnished to the Company by or on behalf of the Purchaser specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have. The Company acknowledges that for all purposes of this Agreement the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Purchaser for inclusion in the documents referred to in the foregoing indemnity, and the Purchaser confirms that such statements are correct.

                 (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party expressly waived its rights under this Section 7 in which case the indemnified party may effect such a settlement without such consent.

                 (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total commissions received by it with respect to the Shares purchased under this Agreement, less the aggregate amount of any damages that the Purchaser has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         8.      [RESERVED]

         9. Termination. This Agreement may be terminated with respect to the Shares in the sole judgment of the Purchaser, by notice given to the Company prior to delivery of and payment for the Shares and the Warrants, if prior to such time (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the securities or the Common Stock or trading in securities generally on the American Stock Exchange or the International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited shall have been suspended or limited or minimum or maximum prices shall have been generally established on any such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court on other governmental authority,
(ii) a banking moratorium shall have been declared by New York, United Kingdom or United States authorities or (iii) there shall have occurred any material adverse change in the financial or securities markets in the United States or the United Kingdom or any outbreak or material escalation of hostilities or declaration by the United States or the United Kingdom of a national emergency or war or other calamity or crisis, the effect of any which is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Final Prospectus.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, shall be mailed, delivered or telecopied and confirmed in writing to NatWest Securities Limited, 135 Bishopsgate, London EC2M 3XT, England, Attn: Mr. Melvyn Rowe, with a copy to: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attn: James R. Tanenbaum, Esq.; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed in writing to it at Canyon Resources Corporation, 14142 Denver West Parkway, Suite 250, Golden, Colorado 80401, attention of the Company's President, with a copy to: Parcel, Mauro, Hultin & Spaanstra, P.C., 1801 California Street, Suite 3600, Denver, Colorado 80202, Attn: Leslie B. Speed, Esq.

         12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Purchaser within the meaning of Section 15 of the Act and (ii) the indemnities of the Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act. No purchaser of Shares from the Purchaser shall be deemed a successor because of such purchase.

         13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Purchaser.


                                        Very truly yours,

                                        CANYON RESOURCES CORPORATION


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above-mentioned.

NATWEST SECURITIES LIMITED



By:
   ---------------------------
   Name:
   Title:

                                   SCHEDULE I



                                               Percent Owned by
Subsidiary                                       the Company
----------                                     ----------------
Minera Hispaniola, S.A. . . . . . . . . . . . . . .  40
Canyon Resources Africa Ltd. . . . . . . . . . . .   90
Canyon Resources Venezuela, C.A. . . . . . . . . .   90
Canyon Resources Tanzania . . . . . . . . . . . . .  90


Security Interests, Etc.

The outstanding shares of capital stock of CR Briggs Corporation owned by the Company have been pledged as collateral under the Loan Agreement dated December 6, 1995, between CR Briggs Corporation and Banque Paribas as Agent.





                                      -I-